MONTHLY STATEMENT
              _____________________________________________

                       FIRST DEPOSIT MASTER TRUST
                            SERIES 1994-1
              _____________________________________________

     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1994-1 Supplement dated as of May 1, 1994 (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank, Seller and Servicer ("First Deposit"), Providian National Bank (formerly First Deposit National Credit Card Bank), Seller, and Bankers Trust Company, Trustee, First Deposit as Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the First Deposit Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1994-1 Certificates with respect to the Distribution Date occurring on January 15, 1997 and with respect to the performance of the Trust during the month of December is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

     A) Information Regarding the Current Monthly Distribution for the Series 1994-1 Certificates (stated on the basis of $1,000 original certificate principal amount)

        (1)   The  total  amount  distributed  to  Series  1994-1
              Certificateholders  per  $1,000  original  certificate
              principal  amount                                      $5.750000

        (2)   The amount set forth in A (1) above distributed to Series
              1994-1  Certificateholders  with  respect  to  interest  per
              $1,000  original certificate principal amount          $5.750000

        (3)   The amount set forth in A (1) above distributed to Series
              1994-1  Certificateholders  with  respect  to  principal  per
              $1,000 original certificate principal amount           $0.000000

   B)  Information Regarding the Performance of the Trust

        (1) Allocation of Receivables Collections to the Series 1994-1 Certificates

              (a) The aggregate amount of Finance Charge Receivables collected during the Monthly Period immediately
                   preceding the Distribution Date              $83,085,784.83

              (b) The aggregate amount of Principal Receivables collected during the Monthly Period immediately preceding the
                   Distribution Date                           $288,556,665.23

              (c) The Floating Allocation Percentage with respect to the Series 1994-1 Certificates for the Monthly Period
                   immediately preceding the Distribution Date      10.069696%

              (d) The Principal Allocation Percentage with respect to the Series 1994-1 Certificates for the Monthly Period
                   immediately preceding the Distribution Date      10.069696%

              (e) The Finance Charge Receivables, plus any Investment Proceeds and Reserve Account withdrawals included as Available Finance Charge Collections, collected and allocated to the Series 1994-1 Certificates for the
                   Monthly Period immediately preceding the Distribution
                   Date                                          $8,366,486.23

              (f)  The Principal Receivables collected and allocated to
                   the Series 1994-1 Certificates for the Monthly Period immediately preceding the Distribution
                   Date                                         $29,056,779.94

        (2) Available Finance Charge Collections for Series 1994-1 for the Monthly Period immediately preceding the Distribution Date

              (a) The Finance Charge Receivables collected and allocated to
                  the Series 1994-1 Certificates                 $8,366,486.23

              (b) Collection Account and Special Funding Account investment earnings allocated to the Series 1994-1
                  Certificates                                       $3,319.38

              (c) Additional Finance Charges from other Series allocated to
                  the Series 1994-1 Certificates                         $0.00

              (d) Principal Funding Account Investment Proceeds          $0.00

              (e) Reserve Account withdrawals                            $0.00

              (f) Available  Finance Charge Collections for Series 1994-1
                 (total of (a), (b), (c), (d) and (e) above)     $8,369,805.61

        (3) Available Principal Collections for Series 1994-1 for the Monthly Period immediately preceding the Distribution Date

             (a) The Principal Receivables collected and allocated to the
                 Series 1994-1 Certificates                     $29,056,779.94

             (b) Shared Principal Collections from other Series allocated to
                 the Series 1994-1 Certificates                 $47,348,151.06

             (c) Additional amounts to be treated as Available Principal
                 Collections pursuant to the Series Supplement   $2,761,735.67

             (d) Available Principal Collections for Series 1994-1 (total of
                (a), (b) and (c) above)                         $79,166,666.67

        (4)   Delinquent Balances in the Trust

              The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

              (a)     31-60 days                  $97,685,404
              (b)     61-90 days                   55,133,614
              (c)     91 or more days              92,468,624
              (d)     Total Delinquencies        $245,287,642

       (5)    Defaulted Amount

              (a) The aggregate amount of Defaulted Receivables with respect to  the  Trust  for  the Monthly Period immediately
                  preceding the Distribution Date               $30,882,106.84

              (b) The aggregate amount of Recoveries of Defaulted Receivables processed  during  the  Monthly  Period immediately
                  preceding the Distribution Date                $3,455,900.78

              (c) The Defaulted Amount for the Monthly Period immediately preceding  the  Distribution Date [Defaulted Receivables
                  minus Recoveries]                             $27,426,206.06

              (d) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the Series 1994-1 Certificates
                  (the "Investor Default Amount")                $2,761,735.67

        (6)   Investor Charge-Offs

              (a) The amount withdrawn, if any, under the Series
                  Enhancement                                            $0.00

              (b) The excess of the Investor Default Amount over the sum of
                  (i) the Available Finance Charge Collections applied to such Investor Default Amount and (ii) the amount of the withdrawal, if any, under the Series Enhancement applied to such Investor Default Amount (an "Investor
                  Charge-Off")                                           $0.00

              (c) The amount of the Investor Charge-Off set forth in item 6(b)
                  above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the  amount  of  each  Series  1994-1 Certificateholder's
                  investment)                                        $0.000000

              (d) The  total  amount  reimbursed  to  the  Trust for such
                  Distribution  Date  in respect of Investor Charge-Offs
                  for prior Distribution Dates                           $0.00

              (e) The amount set forth in item 6(d) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Series
                  1994-1 Certificateholder's investment)             $0.000000

              (f) The  amount, if any, by which the outstanding principal balance of the Series 1994-1 Certificates exceeds the Series 1994-1 Invested Amount as of the Distribution Date, after giving effect to all deposits, withdrawals
                  and distributions on such Distribution Date            $0.00

        (7)      Investor Monthly Servicing Fee

                 The amount of the Series 1994-1 Monthly Servicing Fee
                 payable to the Servicer on the Distribution
                 Date                                              $692,708.33


        (8)      Available Series Enhancement Amount

             (a) The Available Cash Collateral Amount for the Series 1994-1
                 Certificateholders as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution
                 Date and the related Transfer Date             $95,000,000.00

             (b) The percentage of the Available Cash Collateral Amount to the Invested Amount of the Series 1994-1 Certificates as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the
                 related Transfer Date                                  20.00%

             (c) The amount of the Enhancement Invested Amount, if any, as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions  on  such Distribution Date and the
                 related Transfer Date                                   $0.00

        (9)      Principal Funding Account Amount

            (a) The amount on deposit in the Principal Funding Account as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related
                 Transfer Date                                  $79,166,666.67

            (b) Deposits in the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in January, 1997. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

       (10)      Deficit Controlled Accumulation Amount

                 The Deficit Controlled Accumulation Amount for the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and
                 the related Transfer Date                               $0.00

       (11)      Reserve Account

                 (a) The amount on deposit in the Reserve Account as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the
                     related Transfer Date                       $2,137,500.00

                 (b) The  Required Reserve Account Amount (which may vary in accordance with the terms of the Series Supplement) is
                     currently calculated to be                  $2,137,500.00

                 (c) Deposits  in  the  Reserve  Account  commenced  on  the
                     Distribution  Date occurring in December, 1996.
                     (The initial funding date for the Reserve Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

C)      Invested Amount

        (1) The Invested Amount of the Series 1994-1 Certificates on the
            date of issuance (the "Initial Invested Amount")   $475,000,000.00

        (2) The Invested Amount of the Series 1994-1 Certificates on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution
            Date                                               $475,000,000.00

        (3) The Pool Factor for the Distribution Date (which represents the ratio of the Invested Amount of the Series 1994-1 Certificates as of such Distribution Date, after giving effect to any adjustment in the Invested Amount of the 1994-1 Certificates on such date, to the Initial Invested Amount of  the  Series
            1994-1 Certificates).  The amount of a Certificateholder's pro rata share of the Invested Amount can be determined by multiplying the original denomination of the
            Certificateholder's  Certificate  by the Pool Factor      1.000000

D)     Receivables Balances

       (1)  The aggregate amount of Principal Receivables in the Trust at  the close of business on the last day of the immediately
            preceding Monthly Period                            $4,694,270,929

       (2)  The aggregate amount of Finance Charge Receivables in the
            Trust  at  the  close of business on the last day of the
            immediately preceding Monthly Period                   $89,386,778

E)     Annualized Percentages

       (1) The Gross Yield (Available Finance Charge Collections for
           the Series 1994-1 Certificates for the preceding Monthly Period divided by the Invested Amount of the Series 1994-1
           Certificates as of the last day of the next preceding Monthly
           Period, multiplied by 12)                                    21.14%

       (2) The  Net Loss Rate (the Investor Default Amount for the
           1994-1  Certificates  for the preceding Monthly Period divided by the Invested Amount  of  the  Series  1994-1  Certificates
           as  of the last day of the next preceding Monthly Period,
           multiplied by 12)                                             6.98%

       (3) The Portfolio Yield (the Gross Yield minus the Net Loss Rate for  the  Series  1994-1  Certificates  for  the preceding
           Monthly Period)                                              14.16%

       (4) The Base Rate (Monthly Interest plus Monthly Servicing Fee for  the preceding Monthly Period divided by the Invested Amount of the Series 1994-1  Certificates  as of the last day of the
           next preceding Monthly Period, multiplied  by 12)             8.65%

       (5) The Net Spread (the Portfolio Yield minus the Base Rate for the Series 1994-1 Certificates for the preceding Monthly
           Period)                                                       5.51%

       (6) The  Monthly  Payment  Rate  (Collections  of Principal
           Receivables  and Finance Charge Receivables with respect to all Receivables in the  Trust  for  the  preceding  Monthly
           Period  divided  by  the  amount  of Receivables  in  the  Trust
           as  of the last day of the next preceding Monthly Period)     7.72%

F)     Series 1994-1 Information for the Last Three Distribution Dates

        1)     Gross Yield

               a) 1/15/97                  21.14%
               b) 12/16/96                 20.88%
               c) 11/15/96                 21.42%

        2)     Net Loss Rate

               a) 1/15/97                   6.98%
               b) 12/16/96                  6.94%
               c) 11/15/96                  7.80%

         3)    Net Spread (Portfolio Yield Minus Base Rate)

               a) 1/15/97                   5.51%
               b) 12/16/96                  5.29%
               c) 11/15/96                  4.97%

              Three Month Average           5.26%

          4)  Monthly Payment Rate

              a) 1/15/97                    7.72%
              b) 12/16/96                   6.57%
              c) 11/15/96                   7.78%



                         FIRST DEPOSIT NATIONAL BANK,
                         Servicer


                         By:      /s/ David J. Petrini
                                 _______________________________
                         Name:   David J. Petrini
                         Title:  Senior Vice President and Senior Financial
                                 Officer